UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2010
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index

Item 1.01 Entry into a Material Definitive Agreement.
     On May 17, 2007, Encore Software, Inc. (“Encore”), a wholly-owned subsidiary of Navarre Corporation (“Navarre”), and Navarre entered into a transaction to purchase substantially all assets of Punch Software, LLC (“Seller”). The purchase price in connection with this transaction includes $8.1 million in cash paid at closing, $1.1 million in deferred payments payable on the first anniversary of the closing into an escrow account to be held for one additional year, plus up to two performance payments of up to $1.25 million each, if earned by Seller based upon net sales achieved by Encore in connection with the acquired assets, payable following the first and second anniversary of the closing date. The purchase price could be increased or decreased on a post-closing basis depending upon a further review of the amount of net working capital delivered to Encore by Seller on the closing date. This transaction does not qualify as an acquisition of a significant business pursuant to Regulation S-X and financial statements for the acquired business will not be filed.
     The foregoing descriptions of this transaction do not purport to be complete and are qualified in their entirety by reference to that certain Asset Purchase Agreement, which is filed as Exhibit 10.1 hereto (the “Agreement”), and incorporated herein by reference. The Agreement has been included to provide information regarding its terms and is not intended to provide any other factual information. The Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreement. Accordingly, no reliance should be made on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.
     On May 17, 2010, Navarre, together with each of its subsidiaries (collectively, the “Company”) entered into a Consent and Amendment to Credit Agreement with Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC) and Capital One Leverage Finance Corp. waiving the application of certain covenants in the Company’s credit facility that otherwise prohibited it from consummating the transaction discussed in this Item 1.01, as well as modifying certain terms in the Company’s credit facility in order to address the terms of the transaction discussed in this Item 1.01.
     The foregoing descriptions regarding the consent and amendment with respect to the Company’s credit facility do not purport to be complete and are qualified in their entirety by reference to that certain Consent and Amendment to Credit Agreement by and among the Company, Wells Fargo Capital Finance, LLC, and Capital One Leverage Finance Corp., which is filed as Exhibit 10.2 hereto, and incorporated herein by reference.
     On May 17, 2010, the Company issued a press release announcing the transaction discussed in this Item 1.01. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed with this document:
     Exhibit
10.1	Asset Purchase Agreement by and among Encore Software, Inc., Navarre Corporation and Punch Software, LLC, dated May 17, 2010

10.2	Consent and Amendment to Credit Agreement by and among Navarre Corporation, together with each of its subsidiaries, Wells Fargo Capital Finance, LLC, and Capital One Leverage Finance Corp., dated May 17, 2010.

99.1	Press Release issued by Navarre Corporation, dated May 17, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: May 17, 2010	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement by and among Encore Software, Inc., Navarre Corporation and Punch Software, LLC, dated May 17, 2010

10.2	Consent and Amendment to Credit Agreement by and among Navarre Corporation, together with each of its subsidiaries, Wells Fargo Capital Finance, LLC, and Capital One Leverage Finance Corp., dated May 17, 2010.

99.1	Press Release issued by Navarre Corporation, dated May 17, 2010